                         THE MCGRAW-HILL COMPANIES, INC.

                   SCHEDULE II - RESERVE FOR DOUBTFUL ACCOUNTS

                  Years ended December 31, 1995, 1994 and 1993
                             (Thousands of dollars)

                   Balance at                 Additions                                                        Balance
                   Beginning                   Charged                                                         at End
Year                of Year                   to Income              Deductions                Other           of Year
----               ----------                ----------              ----------                -----           -------
1995                  $78,732                  $65,385                 $64,137                $    -            $79,980

1994                   79,461                   67,508                  68,237                     -             78,732

1993                   80,768                   60,401                  65,534                 3,826 (B)         79,461

(A)  Accounts written off, less recoveries.

(B) Reserves acquired in connection with the purchase of the MacMillan/McGraw-Hill School Publishing Co.

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